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                                                                     Exhibit 5.1




                     (Letterhead of Shearman & Sterling LLP)


October 26, 2004

Calamos Asset Management, Inc.
1111 E. Warrenville Road
Naperville, IL 60563

                         Calamos Asset Management, Inc.
                             Initial Public Offering
                  of 20,700,000 Shares of Class A common stock


Ladies and Gentlemen:

                  We have acted as counsel to Calamos Asset Management, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-1 (Registration No. 333-117847) with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 20,700,000 shares (the "Shares") of the Company's Class A common stock, par value $0.01 per share. The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") among the Company, Calamos Holdings LLC, a Delaware limited liability company ("Holdings"), Calamos Family Partners, Inc., a Delaware corporation ("CFP"), and Citigroup Global Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto.

                  In that connection, we have reviewed originals or copies of the following documents:

                  (a) The certificate of incorporation and by-laws of the Company, as amended through October 26, 2004.

                  (b)   The Underwriting Agreement.

                  (c) The registration statement on Form S-1 (Registration No. 333-117847) filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on August 2, 2004, and of amendment nos. 1, 2, 3 and
                        4 thereto filed by the Company with


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                   Commission on September 13, 2004, October 1, 2004, October
                   12, 2004 and October 26, 2004, respectively (the registration statement, as so amended, being hereinafter referred to as the "Registration Statement").

                  (d) Originals or copies of such corporate or other records of the Company, Holdings and CFP, certificates of public officials and of officers of the Company, Holdings and CFP, and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

                  In our review, we have assumed:

                  (a)   The genuineness of all signatures.

                  (b) The authenticity of the originals of the documents submitted to us.

                  (c) The conformity to authentic originals of any documents submitted to us as copies.

                  We have not independently established the validity of the foregoing assumptions.

                  Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

                  Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered against payment of the consideration therefor in accordance with the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

                  This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and that might affect the opinions expressed herein.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the


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category of persons whose consent is required under Section 7 of the Act or the
Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Shearman & Sterling

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